VERTEX ENERGY, INC. 8-K

Exhibit 10.3

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.

AMENDMENT AGREEMENT

dated as of September 25, 2024

[to the

ISDA 2002 Master Agreement

deemed entered into as of March 31, 2022

between

MACQUARIE BANK LIMITED (ABN 46 008 583 542)	and	VERTEX REFINING ALABAMA LLC
(Party A)		(Party B)

WHEREAS, the parties hereto have previously entered into an agreement in the form of an ISDA 2002 Master Agreement deemed entered into between Party A and Party B on March 31, 2022 (such ISDA 2002 Master Agreement, together with any schedules, trade confirmations, credit support and other annexes, and exhibits (including any of the foregoing that are expressly incorporated by reference therein), the “Agreement”), such Agreement as amended, supplemented and/or restated from time to time;

WHEREAS, on or around September 24, 2024, Party B and certain of its respective affiliates filed voluntary petitions for relief commencing cases under Chapter 11 of the Bankruptcy Code captioned In re Vertex Energy, Inc. et al. (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas, Houston division (such court, or another federal court exercising jurisdiction over the Chapter 11 Cases, the “Bankruptcy Court”);

WHEREAS, in connection with the Chapter 11 Cases, Party A and Party B wish to amend the Agreement, on the terms set forth in this Amendment Agreement, with effect from (and including) the Effective Date (as defined below);

WHEREAS, it is the intention of Party B to confirm that all obligations of Party B under the Agreement, as amended, amended and restated, supplemented, refinance or otherwise modified hereby on or as of the date hereof shall continue in effect from and after the Effective Date, subject to the terms and conditions set forth in this Amendment Agreement, including the entry by the Bankruptcy Court of the Interim Intermediation Order and the Final Intermediation Order (as such terms are defined below) within the time periods set forth herein;

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1.	Definitions and Interpretation

1.1	Definitions

In this Amendment Agreement:

“Assurance Agreement” means that certain Assurance and Amendment and Restatement Agreement dated on or around September 24, 2024 by and among Macquarie Energy North America Trading Inc. (“Macquarie”), Party B, Vertex Renewables Alabama LLC, and Vertex Energy, Inc., as amended, restated, supplemented or otherwise modified from time to time.

“Effective Date” means the date on which the Effective Time (as defined in the Assurance Agreement) occurs.

“Interim DIP Order” has the meaning given to that term in the Assurance Agreement.

“Interim Intermediation Order” has the meaning given to that term in the Assurance Agreement.

1.2	Incorporation of Defined Terms

Capitalized terms used and not otherwise defined in this Amendment Agreement have the meanings given to them in the Agreement or the SOA, as applicable.

2.	Deferral and Delay of Enforcement, Termination or Certain Rights

2.1	Delay and Deferral Period

(a)	For the period of time following the commencement of the Chapter 11 Cases through the entry of the Interim Intermediation Order (provided such Interim Intermediation Order is entered within three (3) days following the time of filing of the petition commencing the Chapter 11 Cases), and for the period of time that the Interim Intermediation Order is in full force and effect (but not to exceed the earlier of thirty (30) days after the Petition Date), the “Delay and Deferral Period”), Party A expressly agrees to defer and delay (but does not waive) the utilization or enforcement of any contractual right to: liquidate, terminate or accelerate a commodity contract or forward contract as such terms are used in section 556 of the Bankruptcy Code; liquidate, terminate or accelerate a swap agreement as such terms are used in section 560 of the Bankruptcy Code; and/or terminate, liquidate, accelerate or offset under a master netting agreement as such terms are used in section 561 of the Bankruptcy Code; liquidate, terminate or accelerate any other transaction (including, without limitation, any Transaction entered into by Party A and Party B under the Agreement); each because of a condition of the kind specified in section 365(e)(1) of the Bankruptcy Code (the “Delayed Remedies”). For the avoidance of doubt and without limitation, the Delayed Remedies shall apply to the following types of provisions: cross-default, cross acceleration, adequate assurance, ratings triggers, bankruptcy default, and no contemplation of bankruptcy representations.

(b)	If the Final Intermediation Order is entered within the Delay and Deferral Period, the Party A expressly agrees to waive any further utilization and enforcement of the Delayed Remedies during the continuation of the Chapter 11 Cases. For the avoidance of doubt, this waiver shall apply only in connection with the Chapter 11 Cases and only with respect to rights and remedies that could otherwise have been exercised based on the commencement of the Chapter 11 Cases and shall not apply to any exercise of any such rights or remedies in, based on or with respect to any other or future bankruptcy case or any other event.

(c)	Nothing in Section 2.1(a) or 2.1(b) shall be construed to suggest that Party A shall suspend and/or temporarily waive its right to exercise any remedies arising from a Default or Event of Default (other than the commencement of the Chapter 11 Cases) occurring under the Agreement after the commencement of the Chapter 11 Cases in accordance with the terms of the Agreement, and the Interim Intermediation Order and the Final Intermediation Orders.

2.2	Effectiveness of Amendments

If the Interim Intermediation Order is not entered within three (3) days following the Petition Date (or such other time period as may be agreed by Macquarie, in its sole discretion), then the amendments to the Agreement as set forth in this Amendment shall not take effect.

3.	Amendment of the Agreement

The Agreement shall be amended on and after the Effective Date as follows:

(a)	Part 1(g) (Additional Termination Event) of the Schedule to the Agreement is hereby amended by deleting the Additional Termination Event specified in sub-paragraph (1) of the Schedule to the Agreement and replacing it with the following:

“(1)	If at any time Party B’s obligations under this Agreement fail or cease to be secured with the ranking and order of priority of security and claims specified in Exhibit 2 (Relative Lien Priorities on Collateral) and Exhibit 3 (Relative Claim Priorities) to the Interim Intermediation Order;”.

(b)	Part 4(h) (Governing Law) of the Schedule to the Agreement is hereby amended by adding the following:

“Jurisdiction. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT (“PROCEEDINGS”), EACH PARTY IRREVOCABLY:

(i)	SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT; AND

(ii)	WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDINGS BROUGHT IN SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE ANY JURISDICTION OVER SUCH PARTY. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION TO PERSONAL JURISDICTION, WHETHER ON GROUNDS OF VENUE, RESIDENCE OR DOMICILE.”.

(c)	Part 5(f) (Additional Covenant) of the Schedule to the Agreement is hereby deleted in its entirety and replaced with the following:

[***]

(d)	Part 5(s) (Other Provisions) of the Schedule to the Agreement is amended by adding the following after the words “Event of Default” in the sixth line thereto:

“provided, that the foregoing shall not apply upon the occurrence and during the continuation of the Delay and Deferral Period.”

(e)	Part 5 (Other Provisions) of the Schedule to the Agreement is amended by adding a new clause (t) as follows:

“(t) Additional Definitions. Section 14 of the Agreement is amended by adding the following new defined terms in alphabetical order:

““Acceptable Plan or Sale” means a plan of reorganization or sale under Section 363 of the Bankruptcy Code reasonably acceptable to Party A provided that a sale or plan of reorganization will be deemed to be acceptable to Party A if it provides for (x) to the extent the Transactions hereunder are terminated or expire in connection with such plan or sale, payment in full in cash of all amounts owed to Party A under the Agreement or cash collateralization of all actual or contingent obligations (other than inchoate indemnity obligations) owed to Party A under the Agreement that may arise on or after the termination or expiration date of such terminated Transactions; (y) with respect to a plan of reorganization, Party A will receive releases as a “Released Party” and provide releases as a “Releasing Party”, in each case, under and as defined in such plan (provided that such releases will not apply to any obligations owing with respect to any Transactions under this Agreement; and (z) to the extent such plan or sale requires that the Party A continue to transact with Party B under the Agreement after the effective date of such plan or sale, Party A determines, in good faith and in a commercially reasonable manner and in accordance with its internal policies and procedures (including, without limitation, those related to ‘know-your customer’’ requirements) that it is able to continue transacting with Party A on or after the effective date of such plan of reorganization or sale under Section 363 of the Bankruptcy Code.”

““Assurance Agreement” means the Assurance and Amendment and Restatement Agreement dated on or around September 24, 2024 by and among MENAT, Party B, Vertex Renewables Alabama LLC, and Vertex Energy, Inc.”

““Bankruptcy Code” means Title 11, U.S. Code.”

““Bankruptcy Court” has the meaning given to such term in the SOA.”

““Chapter 11 Cases” means the cases under Chapter 11 of the Bankruptcy Code captioned In re Vertex Energy, Inc. et al. commenced via Party B and certain of its respective affiliates filing voluntary petitions for relief in the United States Bankruptcy Court for the Southern District of Texas, Houston division on or around September 24, 2024.”

““Debtor” has the meaning given to such term in the Interim Intermediation Order.”

““Delay and Deferral Period” means the period of time following the commencement of the Chapter 11 Cases through the entry of the Interim Intermediation Order (provided such Interim Intermediation Order is entered within three (3) days following the time of filing of the petition commencing the Chapter 11 Cases), and for the period of time that the Interim Intermediation Order is in full force and effect (but not to exceed thirty (30) days after the Petition Date).”

““Effective Date” has the meaning given to such term in the amendment agreement entered into between Party A and Party B on or around September 24, 2024 in relation to the Agreement (the “Amendment Agreement”).

““Final Intermediation Order” means a final order of the Bankruptcy Court granted the relief provided for in the Interim Intermediation Order on a final basis.”

““Interim DIP Order” has the meaning given to such term in the Interim Intermediation Order.”

““Interim Intermediation Order” has the meaning given to such term in the Assurance Agreement.”

““MENAT” means Macquarie Energy North America Trading Inc.”

““Petition Date” has the meaning given to such term in the Interim DIP Order.”

““Post-Petition Financing Agreement” means that certain Senior Secured Super-Priority Debtor-in-Possession Loan and Security Agreement dated on or around September 24, 2024 by and among the Party B, as borrower, the other parties party thereto from time to time as guarantors, Cantor Fitzgerald Securities, as agent for the lenders and the lenders party thereto from time to time.”

““Refinery” has the meaning given to such in the Interim Intermediation Order.”

““RSA” means the restructuring support agreement (including, without limitation, all term sheets attached thereto and commitment letters entered into in connection therewith) entered into among Party B, and the Consenting Term Loan Lenders (as defined therein), dated on or before the Effective Date, in form and substance satisfactory to Party A, acting reasonably.’’”

(f)	Part 5 (Other Provisions) of the Schedule to the Agreement is amended by adding a new clause (u) as follows:

“(u)         Interpretation. Section 14 of the Agreement is amended by adding the following language to the end of the Section:

“The terms defined in this Section 14 and elsewhere in this Master Agreement will have the meanings therein specified for the purpose of this Master Agreement. Any capitalized terms not otherwise defined in this Agreement shall have the meanings given to them in the SOA, as amended and restated pursuant to the Assurance Agreement.”

(g)	Part 5 (Other Provisions) of the Schedule to the Agreement is amended by adding a new clause (v) as follows:

“(v)        Amendment to Events of Default. Solely with respect to Party B only, Section 5(a)(vii) of the Agreement shall be deleted in its entirety and replaced with the following:

“(vii)      Bankruptcy. The following occurs with respect to the party, any Credit Support Provider of such party or any applicable Specified Entity of such party:-

(i)                  the Interim DIP Order, in form and substance reasonably acceptable to Party A, is not entered by the Bankruptcy Court by the date falling three (3) days after the Petition Date; provided, that the form of the proposed Interim DIP Order filed on the docket is deemed to be in form and substance reasonably acceptable to Party A;

(ii)                 the Post-Petition Financing Agreement has not been funded in the aggregate amount of at least US$39,390,204.38 (before taking into account any holdbacks or funding date payments) by September 27, 2024 and thereafter, in accordance with the Approved Budget (as defined in the Post-Petition Financing Agreement);

(iii)                the Final Intermediation Order, in form and substance reasonably acceptable to Party A, is not entered by the date falling 30 days after the Petition Date;

(iv)                a final order that approves the Post-Petition Financing Agreement and that is in form and substance reasonably acceptable to Party A (the “Final DIP Order”), is not entered by the Bankruptcy Court, within 30 days following the Petition Date;

(v)                 failure to consummate or confirm, as applicable, an Acceptable Plan or Sale by the date falling four (4) calendar months or, but only if the Term has been extended under and as defined in the SOA, five (5) or six (6) calendar months, after the Petition Date;

(vi)                the Debtors fail to satisfy any of their material obligations (including credit support obligations) under the Agreement, the Amendment Agreement, the Interim Intermediation Order or, following its entry, the Final Intermediation Order;

(vii)               the Debtors move to reject the Agreement or the Agreement is rejected under section 365(a) of the Bankruptcy Code;

(viii)              any Debtor declares itself to be, or is found by the Bankruptcy Court to be, administratively insolvent, or any Debtor declares that it does not intend to pay allowed administrative expense claims in full;

(ix)                any Debtor moves or supports a motion seeking to convert any Debtor’s bankruptcy case to a case under Chapter 7 of the Bankruptcy Code or dismissing any Debtor’s bankruptcy case;

(x)                 the Bankruptcy Court enters an order converting any Debtor’s bankruptcy case to a case under Chapter 7 of the Bankruptcy Code or dismissing any Debtor’s bankruptcy case;

(xi)                the Bankruptcy Court enters an order, or any Debtor files or supports an application, motion, or request for an order directing the appointment under section 1104 of the Bankruptcy Code of (1) a trustee or (2) an examiner or any other person with enlarged powers relating to the operation of the business of any Debtor (i.e., powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code);

(xii)               any debtor-in-possession financing facility under which any Debtor is obligated to perform is accelerated by the lender or the lender’s agent or otherwise matures and remains unpaid;

(xiii)              any Debtor has a receiver, custodian, trustee or liquidator appointed over all or a substantial portion of its assets or is subject to such an appointment or to any similar proceeding under the laws of any jurisdiction;

(xiv)              any Debtor files or supports a motion, proposes a plan or other pleading, or any order is entered by the Bankruptcy Court that in any material way affects, impairs, or limits (including the imposition of any stay or injunction), Party A’s rights or Party B’s obligations under the Agreement, the Interim Intermediation Order or the Final Intermediation Order or the validity, priority or enforceability of any security interests or claims granted to Party A pursuant to the Interim Intermediation Order, the Interim DIP Order, the Final Intermediation Order or the Final DIP Order;

(xv)               the Interim Intermediation Order or, following its entry, the Final Intermediation Order, shall cease to be in full force and effect, in each case as determined by Party A in its commercially reasonable discretion;

(xvi)              the Interim Intermediation Order, or, following its entry, the Final Intermediation Order: (A) shall have been directly affected, impaired, limited reversed, stayed, vacated or subjected to a stay pending appeal or otherwise modified in any way materially adverse to the protections afforded to Party A under the Interim Intermediation Order or, when entered into, the Final Intermediation Order, in either case, without the prior written consent of Party A; or (B) are modified or amended in any way that affects any termination rights available to Party A under the ISDA, as amended in the manner described in the Interim Intermediation Order, , or that is otherwise materially adverse to the protections afforded to Party A (in its capacity as hedge provider) under the Interim Intermediation Order and/or the Final Intermediation Order, without the prior written consent of Party A;

(xvii)             an order is entered by the Bankruptcy Court requiring the avoidance of any payment received by Party A under the Agreement or any Debtor moves for the avoidance of any payment received by Party A under the Agreement, whether such payment is received prior to, on or after the Petition Date;

(xviii)            the Agreement is assigned by Party B to any third party without the prior written consent of Party A;

(xix)              any motion or other pleading is filed by a Debtor proposing a transaction (other than the transactions expressly contemplated by the Acceptable Plan (as defined in the Interim DIP Order)) for the sale of the Refinery (through a sale of assets, sale of substantially all assets, merger, reorganization or otherwise) that is not also an Acceptable Plan or Sale;

(xx)               the Bankruptcy Court enters an order or orders granting relief from the automatic stay under section 362 of the Bankruptcy Code with regard to any assets of the Debtors and such relief would have or could reasonably be expected to have a material adverse effect;

(xxi)              noncompliance by any Debtor with any of the material terms of the Interim Intermediation Order or the Final Intermediation Order; or”.

4.	Representations

Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment Agreement (except, with respect to representations given by Party B, to the extent that such representations would not be true and accurate as a result of, or in connection with, the commencement of the Chapter 11 Cases) and that all such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment Agreement and the Effective Date, except that Party B shall not be required to repeat any representations that it is not able to give as a result of, or in connection with, the commencement of the Chapter 11 Cases.

5.	Miscellaneous

(a)	Definitions. As used in the Agreement (including any Confirmation relating thereto), as amended by this Amendment Agreement, the terms ‘ISDA 2002 Master Agreement’’, ‘this Master Agreement’’, ‘Agreement’’, ‘this Agreement’’, ‘herein’’, ‘hereinafter’’, ‘hereof’’, ‘hereto’’ and other words of similar import shall mean the Agreement as amended hereby, unless the context otherwise specifically requires.

(b)	Entire Agreement. This Amendment Agreement and the Agreement shall constitute the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto. Except as specifically amended hereby, all other provisions of the Agreement, as amended and supplemented, shall continue in full force and effect.

(c)	Amendments. No amendment, modification or waiver in respect of the matters contemplated by this Amendment Agreement will be effective unless made in accordance with the terms of the Agreement.

(d)	Counterparts. This Amendment Agreement may be executed and delivered in counterparts, each of which will be deemed an original.

(e)	Headings. The headings used in this Amendment Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment Agreement.

(f)	Governing Law and Jurisdiction.

(i)	THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE.

(ii)	EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT, (WITHOUT RECOURSE TO ARBITRATION UNLESS BOTH PARTIES AGREE IN WRITING), AND TO SERVICE OF PROCESS BY CERTIFIED MAIL, DELIVERED TO THE PARTY AT THE ADDRESS INDICATED IN ARTICLE 28 OF THE SUPPLY AND OFFTAKE AGREEMENT. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION TO PERSONAL JURISDICTION, WHETHER ON GROUNDS OF VENUE, RESIDENCE OR DOMICILE.

(iii)	EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS RELATING TO THIS AGREEMENT.

IN WITNESS WHEREOF the parties have executed this Amendment Agreement with effect from the date of this Amendment Agreement.

MACQUARIE BANK LIMITED

By:	/s/ Miria Torres	By:	/s/ Teah Seymour-Sloan

Name:	Miria Torres	Name:	Teah Seymour-Sloan

Title:	Executive Director	Title:	Associate Director

VERTEX REFINING ALABAMA LLC

By:	/s/ Benjamin P. Cowart

Name:	Benjamin P. Cowart

Title:	President and Chief Executive Officer